Exhibit 10.13(i)

                               Amendment No. 1 to

                             Demand Promissory Note


WHEREAS, Penn-America Insurance Company ("Penn-America") has lent Penn Independent Financial Services, Inc. ("Borrower") $500,000.00, payable upon demand, with interest thereon payable monthly at Continental (now Midlantic) Bank's Floating Prime Rate plus 1/4 percent, and evidenced by a December 28, 1993 Demand Promissory Note (the "1993 Note"); and

WHEREAS, a condition of Penn-America making the loan evidenced by the 1993 Note was Penn-America's ability to carry the 1993 Note as an admitted asset for statutory accounting purposes; and

WHEREAS, Penn-America has been requested by its insurance regulatory authority to, inter alia, amend the terms of the 1993 Note to provide for repayment as specified herein; and

WHEREAS, the balance due on the 1993 Note has been reduced through payments from Borrower to $400,000.00.

IN CONSIDERATION OF THE FOREGOING, and for other good and valuable consideration, receipt of which is hereby acknowledged, Borrower hereby agrees to amend the first paragraph of the 1993 Note to read as follows:

         "On demand, but in no event later than by October 31, 1997, the undersigned Penn Independent Financial Services, Inc. ("Borrower"), promises to pay to the order of Penn-America Insurance Company the sum of Four Hundred Thousand and No/100 Dollars ($400,000.00), with interest thereon, payable monthly, at Midlantic Bank's Floating Prime Rate plus 1/4 percent."

All other terms and conditions of the 1993 Note shall remain in full force and effect.


PENN INDEPENDENT FINANCIAL SERVICES, INC.



BY: /s/ Charles Conway                   DATE: 11/30/95
    ----------------------------
        President


ATTEST:



BY: /s/ James E. Heerin, Jr.
    ----------------------------
        Secretary